UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 24, 2014

EXPRESS SCRIPTS HOLDING COMPANY

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-35490	45-2884094
(State or Other Jurisdiction of Incorporation or Organization	(Commission File Number)	(I.R.S. Employer Identification No.)

One Express Way, St. Louis, MO	63121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: 314-996-0900

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 24, 2014, Express Scripts Holding Company (the “Company”) entered into indemnification agreements with each of its executive officers. The terms of the form of indemnification agreement were described in Item 1.01 of the Company’s current report on Form 8-K filed on March 5, 2014, which description is hereby incorporated by reference herein. The form of indemnification agreement is listed as Exhibit 10.1 hereto.

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Executive Employment Agreements

On March 24, 2014, the Company entered into new Executive Employment Agreements with several executive officers, including Keith J. Ebling, Executive Vice President and General Counsel; Edward B. Ignaczak, Executive Vice President, Sales and Marketing; and Cathy R. Smith, Executive Vice President and Chief Financial Officer. Each of these agreements is effective as of February 1, 2014 and supersedes any of the executives’ previously existing employment agreements.

All of the agreements are substantially identical and contain the following general terms:

•	Term. The agreement runs through March 31, 2015, and is automatically extended for successive one-year renewal periods unless either party gives timely notice of non-renewal at least ninety days prior to the end of the then current term.

•	Compensation and Benefits. The agreement generally provides for: (i) the payment of an initial annual base salary, which may not be reduced after any increase; (ii) a minimum annual bonus plan target as a percentage of the executive’s base salary; (iii) participation in the Company’s employee benefit plans (other than bonus and incentive plans) on the same basis as such plans are generally made available to other senior executives; (iv) the right to receive restricted stock unit awards, stock option awards and other equity awards and deferred compensation, to the extent determined by the Company and the Board of Directors; (v) the reimbursement of reasonable business expenses incurred in performing the executive’s duties; and (vi) such perquisites and fringe benefits to which the Company’s other senior executive officers are entitled and which are suitable for the executive’s position.

•

Benefits upon Termination of Employment. In addition to the right to receive earned and accrued salary and benefits under the terms of the benefit plans, if the executive’s employment is terminated without cause, or if the executive resigns with good reason (which includes the failure by the Company to renew the agreement), the executive may be entitled to, among other things, a severance payment, in the amount of 18 months of base salary plus 150% of his or her target bonus for the year in which the termination occurs, and payment of the cost of continuing health benefits for the executive and his or her spouse and dependents for 18 months. In the event of resignation with good reason, the executive would also be entitled to a prorated bonus payment for the year during which the termination occurs, to the extent such bonus is approved for payout by the Compensation Committee of the Board of Directors (the “Committee”). In the event of termination due to death, disability or retirement, the executive (or his or her estate) is generally entitled to receive accrued salary and other benefits under the terms of the benefit plans, payment of continuing health benefits as described above and any annual bonus earned for a completed year, as well as a prorated bonus payment for the year during which the termination occurs, in each case, to the extent such bonus is approved for payout by the Committee. In the event of termination for cause or by the executive other than for good reason, the executive is generally entitled to receive only accrued salary and other benefits under the terms of the benefit plans. The agreement also contains certain additional benefits, including specific vesting provisions with respect to equity awards granted to the executive, upon retirement and in other termination scenarios, generally to the same extent provided in prior executive employment agreements as described under the caption “Employment Agreements and Potential Payments Upon Termination or Change in Control” in the Company’s proxy statement for the 2013 annual meeting.

•	Restrictive Covenants. Upon termination of employment, the executive is prohibited from (i) soliciting certain business partners of the Company for a period of two years after termination; (ii) soliciting or hiring any employee of the Company for a period of two years after termination; (iii) competing with the Company for a period of eighteen months after termination; or (iv) disclosing certain confidential information with respect to the Company or its business. Certain post-termination payments are contingent upon compliance with such covenants and signing of a release.

•	Clawback Policy. The executive agrees to abide by the Company’s clawback and recoupment policy.

The initial base salaries and bonus targets of Mr. Ebling, Mr. Ignaczak and Ms. Smith are as follows:

Executive	Initial Annual Base Salary		Minimum Annual Bonus Target (1)
Keith Ebling	$675,000	(2)	100%
Edward Ignaczak	$695,000		100%
Cathy Smith	$725,000		100%

(1)	Expressed as a percentage of the executive’s annual base salary.
(2)	Effective April 1, 2014. Mr. Ebling’s base salary through April 1, 2014 is $625,000.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the form of executive employment agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Retention Agreement with Edward B. Ignaczak

On March 24, 2014, the Company also entered into a Retention Agreement with Mr. Ignaczak, who had previously notified the Company of his intent to retire, to incentivize Mr. Ignaczak to remain employed for the period covered by the agreement. The agreement runs through the later of (i) December 31, 2014 or (ii) the end of a 30-day period set forth in the agreement for a notice of termination that may be provided by either the Company or Mr. Ignaczak prior to December 31, 2014, unless earlier terminated by the Company or unless extended by mutual consent of the parties. The agreement provides for the following benefits:

•	Termination without Retention Benefit. If the Company terminates the employment of Mr. Ignaczak at any time for cause (as defined in Mr. Ignaczak’s executive employment agreement), or Mr. Ignaczak terminates his employment prior to November 1, 2014 (or on or after such date without 30 day notice) for any reason, then Mr. Ignazcak shall only be entitled to receive certain accrued benefits (such as salary and rights under benefit plans) and forfeits any other benefits that he may have been entitled to under his executive employment agreement.

•	Termination with Retention Benefit. If the Company terminates Mr. Ignaczak’s employment at any time without cause, or if Mr. Ignaczak terminates his employment with 30 days advance notice on or after November 1, 2014 but before the expiration of the agreement, then Mr. Ignaczak is entitled to (i) the accrued benefits described above, (ii) any accrued but unpaid annual bonus, to the extent the payout is approved by the Committee, (iii) a retention award in the amount of $2,000,000, (iv) payment of the cost of continuing health benefits for Mr. Ignaczak and his spouse and dependents for 18 months and (v) payment of a pro-rated annual bonus for the year of termination, to the extent such bonus is approved for payout by the Committee.

Mr. Ignaczak waives all rights and benefits he may otherwise have pursuant to his executive employment agreement upon his resignation for any reason (including for “good reason”) while the retention agreement is effective. Similarly, no additional payments or benefits, other than those listed above, are paid to Mr. Ignaczak upon termination of his employment during such period by the Company, and such termination is treated as a termination of employment by Mr. Ignaczak without “good reason” for the purposes of any agreements, plans or policies of the Company (including for long-term incentive equity awards). Such waiver of rights and benefits upon termination of his employment by the Company is inapplicable if the termination occurs following a change in control of the Company.

Payments under the retention agreement are contingent upon Mr. Ignaczak signing a release and his compliance with the restrictive covenants contained in his executive employment agreement as described above, and are subject to deferred payout to avoid adverse tax consequences.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the form of retention agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) The following Exhibits are furnished as part of this report on Form 8-K:

Exhibit 10.1	Form of Indemnification Agreement, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 5, 2014

Exhibit 10.2	Form of Executive Employment Agreement with certain executive officers, including Keith J. Ebling, Edward B. Ignaczak and Cathy R. Smith

Exhibit 10.3	Retention Agreement dated as of March 24, 2014, between the Company and Edward B. Ignaczak

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPRESS SCRIPTS HOLDING COMPANY

Date: March 24, 2014	By:	/s/ Martin P. Akins
Martin P. Akins
Vice President, Deputy General Counsel and Secretary

Exhibit Index

Exhibit 10.1	Form of Indemnification Agreement, incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed on March 5, 2014

Exhibit 10.2	Form of Executive Employment Agreement with certain executive officers, including Keith J. Ebling, Edward B. Ignaczak and Cathy R. Smith

Exhibit 10.3	Retention Agreement dated as of March 24, 2014, between the Company and Edward B. Ignaczak